Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of EyeGate Pharmaceuticals, Inc. (the “Company”) and the unaudited financial statements of Panoptes Pharma Ges.m.b.H (“Panoptes”) as of and for the nine-months ended September 30, 2020 and the audited financial statements of Panoptes for the year ended December 31, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the acquisition as if it had occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine-months ended September 30, 2020 give effect to the acquisition as if it had occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 give effect to the acquisition as if it had occurred on January 1, 2019.

Other than as disclosed in the notes thereto, the unaudited pro forma combined financial statements do not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial statements.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to reflect the acquisition and do not represent what our results of operations or financial position would actually have been had the transactions occurred on the dates noted above, or project our results of operations or financial position for any future periods. The unaudited pro forma condensed combined financial statements are intended to provide information about the continuing impact of the acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

The acquisition will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2020 using currently available information. Due to the fact that the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may materially differ from the pro forma amounts included herein. The Company expects to finalize its allocation of the purchase consideration as soon as practicable but is not required to finalize for one year from the closing date of the transaction.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s consolidated financial statements and related notes. The Company’s financial statements and notes are included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019.

EYEGATE PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

	EyeGate Pharmaceuticals, Inc.	Panoptes Pharma Ges.m.b.H.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,931,349	$753,408	$(437,817)	A	$3,246,940
Prepaid Expenses and Other Current Assets	501,871	70,794	-		572,665
Right-of-Use Assets	61,609	-	-		61,609
Current portion of Refundable Tax Credit Receivable	2,774	-	-		2,774
Total current assets	3,497,603	824,202	(437,817)		3,883,988
Property and Equipment, Net	11,253	1,963	-		13,216
Restricted Cash	45,000	-	-		45,000
Goodwill	1,525,896	-	1,302,758	B	2,828,654
Intangible Assets and In-Process R&D, Net	4,112,314	-	5,885,000	B	9,997,314
Other Assets	53,034	-	-		53,034
Total assets	$9,245,100	$826,165	$6,749,941		$16,821,206

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$59,534	257,267	-		316,801
Accrued Expenses	809,050	516,656	-		1,325,706
Lease Liabilities	61,609	-	-		61,609
Total Current Liabilities	930,193	773,923	-		1,704,116
Non-Current Liabilities:					-
Contingent Consideration	1,710,000	-	-		1,710,000
Deferred Tax Liability	365,364	-	-		365,364
Deferred Purchase Consideration	-	-	3,644,100	A	3,644,100
Long-term Notes Payable	-	1,759,641	(1,759,641)	D	-
Austrian Research Promotion Agency (FFG) Loan	-	1,283,830	(1,283,830)	E	-
Paycheck Protection Program Loan	278,190	-	-		278,190
Total Non-Current Liabilities	2,353,554	3,043,471	600,629		5,997,654
Total Liabilities	3,283,747	3,817,394	600,629		7,701,770

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock - Series A	41	-	-		41
Preferred Stock - Series D	-	-	1	A	1
Common Stock	46,268	-	8,842	A	55,110
Called-up Share Capital	-	61,183	(61,183)	C	-
Additional Paid-in Capital	111,715,592	1,395,156	3,149,240	A	114,864,832
			(1,395,156)	C
Accumulated Deficit	(105,923,069)	(4,447,568)	4,447,568	C	(105,923,069)
Accumulated Other Comprehensive Income	122,521	-	-		122,521
Total Stockholders’ Equity	5,961,353	(2,991,229)	6,149,312		9,119,436
Total Liabilities and Stockholders’ Equity	$9,245,100	$826,165	$6,749,941		$16,821,206

EYEGATE PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	EyeGate Pharmaceuticals, Inc.	Panoptes Pharma Ges.m.b.H.	Pro Forma Adjustments		Pro Forma Combined
Revenue
Collaboration Revenue	$-	$-	$-		$-
Grant Revenue		470,257	-		470,257
	-	470,257	-		470,257

Operating Expenses:
Research and Development	985,880	413,965	-	H	1,399,845
General and Administrative	1,021,325	652,794	-		1,674,119
Total Operating Expenses	2,007,205	1,066,759	-		3,073,964

Operating Loss Before Other Income (Expense)	(2,007,205)	(1,066,759)	-		(3,073,964)

Other Income (Expense), Net:
Interest Income	331	39	-		370
Interest Expense	-	(79,035)	79,035	F	-
Change in Fair Value of Deferred Purchase Consideration	-	-	(375,900)	G	(375,900)
Other Income	-	59,721	-		59,721
Total Other Income (Expense)	331	(19,275)	(296,865)		(315,809)

Loss Before Income Taxes	(2,006,874)	(1,086,034)	(296,865)		(3,389,773)
Income Tax (Benefit) Provision	-	1,147	-		1,147
Net Loss	(2,006,874)	(1,087,181)	(296,865)		(3,390,920)

Other Comprehensive Loss:
Foreign Currency Translation Adjustments	(17,110)	(116,631)	-		(133,741)
Comprehensive Loss	$(2,023,984)	$(1,203,812)	$(296,865)		$(3,524,661)

Net Loss per Common Share - Basic and Diluted
Basic and diluted	$(0.45)				$(0.65)
Weighted Average Shares Outstanding
Basic and Diluted	4,547,524				5,431,746

EYEGATE PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2019

	EyeGate Pharmaceuticals, Inc.	Panoptes Pharma Ges.m.b.H.	Pro Forma Adjustments		Pro Forma Combined
Revenue
Collaboration Revenue	$2,686,000	$-	$-		$2,686,000
Grant Revenue		113,475	-		113,475
	2,686,000	113,475	-		2,799,475

Operating Expenses:
Research and Development	5,389,357	328,643	-	H	5,718,000
General and Administrative	4,405,684	1,083,314	-		5,488,998
Total Operating Expenses	9,795,041	1,411,957	-		11,206,998

Operating Loss Before Other Income (Expense)	(7,109,041)	(1,411,957)	-		(8,520,998)

Other Income (Expense), Net:
Interest Income	108,066	27,707	(27,628)	F	108,145
Interest Expense	(325)	(9,449)	9,449	F	(325)
Change in Fair Value of Deferred Purchase Consideration	-	-	(505,900)	G	(505,900)
Other Income	-	253,153	-		253,153
Total Other Income (Expense)	107,741	271,411	(524,079)		(144,927)

Loss Before Income Taxes	(7,001,300)	(1,140,546)	(524,079)		(8,665,925)
Income Tax (Benefit) Provision	95,396	993			96,389
Net Loss	(7,096,696)	(1,141,539)	(524,079)		(8,762,314)

Other Comprehensive Loss:
Foreign Currency Translation Adjustments	5,134	41,976			47,110
Comprehensive Loss	$(7,091,562)	$(1,099,563)	$(524,079)		$(8,715,204)

Net Loss per Common Share - Basic and Diluted
Basic and diluted	$(2.23)				$(2.14)
Weighted Average Shares Outstanding
Basic and Diluted	3,181,019				4,065,241

Note 1 – Unaudited Pro Forma Condensed Combined Balance Sheet

Consideration for the acquisition of Panoptes consisted of: (i) 884,222 shares of the Company’s common stock, (ii) 45.8923 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) convertible, subject to stockholder approval, into an aggregate of 13,000 shares of common stock, and (iii) cash payments in an aggregate amount of approximately $220,577 to certain Sellers. Additionally, 1,500 shares of Series D Preferred Stock convertible into an aggregate of approximately 424,685 shares of common stock will be issued after a period of 18 months subject to adjustments for potential post-closing working capital and/or indemnification claims relating to breaches of representations, warranties and covenants contained in the Purchase Agreement.

In addition to the consideration set forth above, the Sellers are eligible to receive up to $9.5 million in milestone payments, with $4.75 million being payable upon the enrollment and randomization of a first patient into the first Phase III pivotal study of a Panoptes product with the U.S. Food and Drug Administration (the “FDA”) and $4.75 million being payable upon approval of the first New Drug Application by the FDA with respect to a Panoptes product, subject to certain set-off rights as descried in the Purchase Agreement. In each case, the Company may elect to pay the applicable milestone payment either (i) in cash, or (ii) by issuing shares of Series D Preferred Stock.

Based on the closing stock price on December 18, 2020, the fair value of the Company’s considered transferred and expected to be transferred in the future was $7.5 million. The preliminary purchase price allocation is as follows:

Consideration:	$7,240,000

Fair Value of Assets Acquired:
Cash and cash equivalents	$753,408
Prepaid expenses and other current assets	70,794
Property and equipment	1,963
Intangible assets - In-process Research & Development	5,885,000
Goodwill	1,302,758
$8,013,923

Fair Value of Liabilities Assumed:
Accounts payable	$257,267
Accrued expenses	516,656
$773,923

The following adjustments have been made in the accompanying unaudited pro forma combined balance sheet as of September 30, 2020 to reflect the acquisition adjustments related to the transaction:

(A)	Represents the purchase consideration paid / payable to the sellers of Panoptes, and includes two tranches of the FFG loan principal payments. The deferred purchase consideration represents the fair value of the purchase consideration that is deferred under the purchase agreement.

(B)	Represents the preliminary estimated fair value of goodwill and intangible assets acquired and reflected in the preliminary price allocation.

(C)	Elimination of Panoptes’s stockholders’ equity upon the completion of the acquisition.

(D)	Elimination of certain long-term obligations of Panoptes not assumed by the Company in the acquisition.

(E)	Elimination of the FFG loan not assumed by the Company in the acquisition; the Company agreed to make an initial payment of EUR 100,000, which is included in the immediate cash payments, and a second payment of EUR 200,000 in 12-months, which is reflected in the deferred purchase consideration amount.

Note 2 – Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

The following adjustments have been made to the accompanying unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2019 to reflect the acquisition transactions related to the transaction:

(F)	Elimination of interest expense related to long-term obligations and FFG loan not assumed by the Company as well as elimination of the interest income from discounting of such long-term obligation.

(G)	Represents the change in the fair value of the deferred purchase consideration as a result of passage of time.

(H)	No amortization expenses has been reflected as the in-process research and development intangible asset is considered indefinite-lived until the associated research and development efforts are abandoned or completed.